SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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YAK COMMUNICATIONS (USA), INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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YAK COMMUNICATIONS (USA), INC.

55 Town Centre Court, Suite 610

Toronto, Ontario, Canada M1P 4X4

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 15, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Yak Communications (USA), Inc., a Florida corporation (the “Company”), to be held at 11:00 a.m., local time, on December 15, 2003 at the law offices of Adorno & Yoss, P.A., 2601 S. Bayshore Drive, Suite 1600, Miami, Florida 33133 for the following purposes:

1.	To elect five directors of the Company, each to serve a one-year term until the 2004 Annual Meeting of Stockholders. The current Board of Directors has nominated and recommended for such election as directors the following persons: Charles Zwebner, Anthony Greenwood, Anthony Heller, Adrian Garbacz and Joseph Grunwald.

2.	To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to Yak Communications Inc.

3.	To approve the appointment of independent auditors.

4.	To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on October 20, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy. The accompanying form of proxy is solicited by the Board of Directors of the Company.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU CHOOSE, YOU MAY STILL VOTE IN PERSON AT THE ANNUAL MEETING EVEN THOUGH YOU PREVIOUSLY SUBMITTED A PROXY CARD.

By Order of the Board of Directors,

Charles Zwebner

Chairman of the Board of Directors and Chief

Executive Officer

YAK COMMUNICATIONS (USA), INC.

55 Town Centre Court, Suite 610

Toronto, Ontario, Canada M1P 4X4

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

December 15, 2003

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Yak Communications (USA), Inc., a Florida corporation (the “Company”), in connection with the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 11:00 a.m., local time, on December 15, 2003 at the law offices of Adorno & Yoss, P.A., 2601 S. Bayshore Drive, Suite 1600, Miami, Florida 33133 and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by the Board of Directors of the Company. This Proxy Statement and the accompanying Proxy Card are being mailed on or about November 14, 2003 to stockholders of record of the Company on October 20, 2003 (the “Record Date”).

Please complete, date and sign the accompanying Proxy Card and return it promptly to the Company in the enclosed envelope.

Stockholders Entitled to Vote. Holders of record of the Company’s common stock, no par value (the “Common Stock”), at the close of business on the Record Date are entitled to receive Notice of the Annual Meeting and vote such shares held by them at the Annual Meeting or at any adjournments or postponements thereof. Each share of Common Stock outstanding on the Record Date entitles its holder to cast one vote on (1) to elect five directors to hold office until their successors shall be elected and shall have been duly qualified, (2) to approve the amendment of the Company’s Articles of Incorporation to change the Company’s name to Yak Communications Inc., (3) to approve the Company’s appointment of independent auditors, and on any other matter that may properly come before the Annual Meeting or any adjournment thereof. As of October 20, 2003, there were 4,576,658 shares of Common Stock outstanding. The Company has no other shares of capital stock issued and outstanding.

The Board unanimously recommends adoption of all the matters to be submitted to the stockholders at the Annual Stockholders Meeting.

Quorum. The presence at the meeting, either in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, votes withheld and broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not voting on a particular proposal) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining if a quorum exists. Abstentions will have the effect of votes against a particular proposal, and broker non-votes will have no effect on the outcome of the vote on a particular proposal. Stockholders are not entitled to cumulative voting in the election of directors. Directors are elected by the affirmative vote of a plurality of the votes of the shares entitled to vote, present in person or represented by proxy, and votes may be cast in favor of or withheld from each director nominee.

Voting. If the accompanying Proxy Card is properly signed, returned to the Company and not revoked, it will be voted as directed by the stockholder. The persons designated as proxy holders on the Proxy Card will, unless otherwise directed, vote the shares represented by such proxy IN FAVOR OF the election of all nominees for the Board of Directors named in this Proxy Statement, IN FAVOR OF the amendment to the Company’s

Articles of Incorporation to change the Company’s name to Yak Communications Inc., IN FAVOR OF the appointment of the Company’s independent auditors, and as recommended by the Board of Directors with regard to any other matters, or, if no such recommendation is given, in their own discretion.

Revocation of a Proxy. A stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

You should rely only on the information provided in this Proxy Statement. The Company has authorized no one to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company has five members, Charles Zwebner, Anthony Greenwood, Anthony Heller, Adrian Garbacz and Joseph Grunwald. The terms of such directors expire at the Annual Meeting. Messrs. Zwebner, Greenwood, Heller, Garbacz and Grunwald have been nominated and recommended for election to serve as directors for a term expiring at the 2004 Annual Meeting of Stockholders. If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his nomination or election, it is intended that such proxy will be voted in favor of the election, in the nominee’s place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any of the nominees will be unable or unwilling to serve as a director.

Information Regarding Nominees

The information set forth below is submitted with respect to the nominees for election to the Board of Directors for a term expiring at the 2004 Annual Meeting of Stockholders. There are no family relationships among any of the directors of the Company.

CHARLES ZWEBNER.

Mr. Zwebner, 45, is the founder of the Company, and has served as our President, Chief Executive Officer, and Chairman of our Board of Directors since our inception in December 1998. Prior to organizing the Company, he served as the President of CardCaller Canada Inc. (1992-1998) and was a member of its Board of Directors. Mr. Zwebner founded CardCaller Canada in 1992, which developed the first Canadian fixed amount prepaid, multilingual telephone calling card. In June 1997, the shareholders, including Mr. Zwebner, of CardCall International Holdings, Inc. (“CIH”), the parent of CardCaller Canada, sold all of their shares in CIH to a U.S. public corporation. Mr. Zwebner continued as President and a director of CardCaller Canada until his resignation in August 1998. Prior to Mr. Zwebner’s resignation, the new owner of CIH disposed of substantially all of the assets of that company. Mr. Zwebner holds a B.A. in Computer Science and Business Administration from York University.

ANTHONY GREENWOOD

Mr. Greenwood, 45, is a Canadian attorney with Greenwoods Barristers & Solicitors. He was educated in Europe and North America, and practices law and acts as a consultant to both Canadian and U.S. private and public corporations in the area of business law, cross border financing, and dispute resolutions. He is a member of the International Law and Business Law sections of the American Bar Association and sits on several committees including the International Business Law Committee of the Section of Business Law. He is also a member of the Canadian Bar Association, the London, England-based International Bar Association, and the Tokyo-based Inter-Pacific Bar Association. Mr. Greenwood is an author of many academic articles in the areas of secured financing, corporate finance, financial service regulation, and international debt recovery & dispute resolution, and is an associate editor of the Canadian-based international Banking & Finance Law Review and an editor of the Australian-based international law publication Journal of Banking and Finance, Law & Practice. Mr. Greenwood is also a part time lecturer at the Osgoode Hall Law School (Toronto, Canada).

ANTHONY HELLER.

Mr. Heller, 52, has served as a Director of the Company since December 1998. He has served as the President of Plazacorp Investments Limited (a real estate development company based in Toronto, Canada) since 1994. Since 1994, Plazacorp has completed over $100 million worth of real estate developments principally in Canada. Mr. Heller has also been involved in venture capital financings and has consulted to both privately held and publicly traded companies in which he has invested.

ADRIAN GARBACZ

Mr. Garbacz, 44, has been a member of our Board of Directors since January 21, 2003. Mr. Garbacz is currently Chief Executive Officer of The Grisdale Group of Companies, Queens, NY, engaged in the real estate development and finance industry. Mr. Garbacz received a B.A. in Accounting (1985) from Touro College and his certified public accountant designation in the state of New York in 1987. Adrian Garbacz is a member of the audit committee of our Board of Directors.

JOSEPH GRUNWALD

Mr. Grunwald, 40, has been a member of our Board of Directors since January 21, 2003. Mr. Grunwald has been involved in the banking industry for over 15 years. He is currently a Senior Vice President with Safra Bank, New York, NY where he is Director of Domestic Business Development. Mr. Grunwald received a B.A. in Economics (1983) from the City University of New York and an M.B.A. from Long Island University (1986). Joseph Grunwald is a member of the audit committee of our Board of Directors.

Meetings of the Board of Directors; Audit Committee

During the fiscal year ended June 30, 2003, there were two meetings of the Board. Each director attended in excess of 75% of the total number of meetings of the Board during fiscal year 2003. In addition, from time to time, the members of the Board and its Audit Committee acted by unanimous written consent pursuant to Florida law.

The Board of Directors has an Audit Committee which currently consists of Messrs. Garbacz and Grunwald. The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. During the fiscal year ended June 30, 2003, the Audit Committee held one meeting since its inception in January 2003. The Audit Committee has the authority and responsibility to hire one or more independent auditors to audit the Company’s books, records and financial statements and to review the Company’s systems of accounting (including its systems of internal control), to discuss with such independent auditors the results of such audit and review, to conduct periodic independent reviews of the systems of accounting (including systems of internal control), and to make reports periodically to the Board of Directors with respect to its findings. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee.

All of the members of the Audit Committee are independent of the Company (as defined under current Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards).

Audit Committee Report

The Board of Directors appoints an Audit Committee each year to review the Company’s financial matters. The members of the Audit Committee are Messrs. Garbacz and Grunwald. Each member of the Company’s Audit Committee meets the independence requirements set by the Securities and Exchange Commission (“SEC”) and the NASD. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included as Appendix “A” to this Proxy Statement.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company’s financial reporting activities. The Audit Committee meets with the Company’s independent auditors and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Company’s independent auditors. The Audit Committee members reviewed and discussed the audited financial statements for the fiscal year ending June 30, 2003 with management. The Audit Committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61, “Communications with Audit Committees,” with the Company’s independent auditors, Horwath Orenstein LLP. The Audit Committee received the written disclosures and the letter from Horwath Orenstein LLP as required by Independence Standards Board Standard No. 1 and has discussed the independence of Horwath Orenstein LLP with representatives of such firm.

Based on their review and the discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB filed with the SEC.

Respectfully submitted,

Audit Committee of the Company’s Board of Directors

Adrian Garbacz

Joseph Grunwald

Compensation of Directors

The Company’s outside directors receive $1,500 as director fees per quarter for their services as members of the Company’s Board of Directors. In addition, the outside directors are entitled to receive an annual stock award of 1,000 shares of the Company’s common stock.

Principal Stockholders

The following table sets forth the beneficial ownership, as of October 20, 2003, of shares of our common stock by (i) each person who is known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director and named executive officer (defined above) individually; and (iii) all directors and executive officers as a group. Beneficial ownership of common stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended, which provide, among other things, that a person is deemed to be the beneficial owner of common stock if such person, directly or indirectly, has or shares voting power or investment power with respect to the common stock or has the right to acquire such ownership within sixty days after the date of this proxy statement.

Name and Address of Beneficial Owners**	Number of Shares		Percent of Class
Directors and Executive Officers
Charles Zwebner 121 Westgate Boulevard Toronto, Ontario M3H 1P5	2,062,400	(2)	35.3
Mitchell Shore 45 Palm Drive Toronto, Ontario M3H 2B5	201,600		4.4
Anthony Greenwood 112 Glen Park Avenue Toronto, Ontario, M6B 2C5	7,500		*
Anthony Heller 77 Caribou Road Toronto, Ontario M5N 2A7	484,400	(3)	10.6
Adrian Garbacz 40-29 27th Street Long Island City, New York 11101	0		*
Joseph Grunwald 8 Gladwyne Court Spring Valley, New York 10977	0		*
Margaret Noble 9 Epps Crescent Ajax, Ontario, L1Z 1J2	7,500		*
Owners of More Than 5% of Stock
Michael Zwebner(4) Melvin Hall Golders Green Road London, England NW11	259,442		5.7
Vincent Genova 1 Deerchase Circle Woodbridge, Ontario L4H 1B4	318,200		7.0
Joseph Genova 35 Orkney Crescent Etobicoke, Ontario M9A 2T4	318,200		7.0
Ralquina Group Holdings Limited Suite 3C Sunset Plaza Main Street Horse Barrack Lane Gibraltar	425,000		9.3
All Directors and Executive Officers as a Group (7 persons)	2,763,400		47.2

*	Represents beneficial ownership of less than one (1%) percent of the Company’s outstanding shares of Common Stock.
**	Addresses are given for beneficial owners of more than five (5%) percent of the Company’s outstanding shares of Common Stock.
(1)	Based on 4,576,658 shares of common stock outstanding as of the date of this filing.
(2)	Includes a currently exercisable option to purchase 1,284,000 shares of common stock and 197,000 shares of common stock currently held in the name of 1231912 Ontario, Inc., a corporation controlled by Charles Zwebner.
(3)	Includes 200,000 shares of common stock currently held in the name of 1054311 Ontario Limited and 27,000 shares of common stock currently held in the name of Helmsbridge Holdings, Ltd., corporations controlled by Anthony Heller.
(4)	Mr. Michael Zwebner is the brother of Charles Zwebner.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company’s equity securities (collectively “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. In addition, under Section 16(a), trusts for which a Reporting Person is a trustee and a beneficiary (or for which a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to ownership of the Common Stock and other equity securities of the Company. Such Reporting Persons are required by rules of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Reporting Persons, the Company believes that during the year ended June 30, 2003, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

Certain Relationships and Related Transactions

The above-named nominees as directors have indicated that neither they nor any of their respective affiliates has any relationship with the Company that is required to be disclosed pursuant to Item 404 of Regulation S-B promulgated under the Securities Exchange Act of 1934, as amended, except for the transactions referred to below.

The Company’s Canadian subsidiary, Yak Communications (Canada), Inc., has entered into an agreement with 1054311 Ontario Limited, a company controlled by Anthony Heller, a shareholder and director of the Company, to provide cash advances or arrange for third-party financing of up to $435,000 to the Company’s Canadian subsidiary, based upon available accounts receivable from Bell Canada. As of December 31, 2001, all amounts outstanding under this arrangement (amounting to $398,071) have been converted into 200,000 shares of our common stock.

In April 2000 the Company entered into a three-year lease with E-Cashexpress.com Corporation, a corporation of which Charles Zwebner is a shareholder and director, for our corporate offices and customer service operations at 55 Town Centre Court, #610, Toronto, Ontario. As of May 2002, this lease arrangement was terminated.

In December 2000, the Company entered into a transaction with TVC Incorporated (formerly known as Talk Visual Corporation) (“TVC”), a corporation controlled by Michael Zwebner, the brother of Charles Zwebner. Pursuant to this transaction, TVC agreed to purchase between 51% and 60% of the outstanding shares of our common stock in exchange for $.50 in cash and four shares of TVC common stock for each share of our common stock. In addition, TVC agreed to loan to us $1 million. As part of this loan amount and in anticipation of closing this transaction, TVC advanced us $450,000. Subsequently, this transaction failed to close and an agreement was entered into on June 30, 2002 which provided for the conversion of the outstanding balance of the initial $450,000 advance ($366,000) into 202,758 shares of our common stock along with our further obligation to issue to TVC, or otherwise arrange for TVC to receive, an additional 202,758 shares of our common stock in exchange for 8,241,600 TVC shares. As of December 28, 2001 there are no remaining outstanding agreements, liabilities or obligations between TVC and the Company.

Michael Zwebner, the brother of Charles Zwebner, had arranged loans to the Company of which, as of the beginning of fiscal year 2002, $216,000 was outstanding. As of June 30, 2002, all amounts due to Michael Zwebner were paid in full.

On March 28, 2003, the Company purchased 3,838,491 shares of the common stock of Odyssey Management Group, Inc., a Nevada corporation (“Odyssey”) pursuant to a Stock Purchase Agreement. The purchase price for the Odyssey shares was $500,000.00 and was paid as follows: (a) $174,291.00, representing amounts previously advanced by the Company to Odyssey, were credited against the purchase price; and (b) the Company delivered a promissory note executed in favor of Odyssey in the principal amount of $325,709.00. In addition to the purchase of the Odyssey shares, the Company was granted an option to purchase up to 31% of the then-outstanding shares of common stock of Odyssey (the “Option”). The purchase price for the shares subject to the Option is the “fair market value” of such shares, and the Option is exercisable through March 28, 2005. Charles Zwebner, the Company’s Chairman and President, is a principal shareholder and director of Odyssey.

On November 12, 2002, the Company entered into a Commercial Services and Marketing Agreement with Digital Way, S.A., a Peruvian corporation (“Digital Way”). In addition, Yak Communications (Canada), Inc., a subsidiary of the Company, entered into a Telecommunications Services and Disbursement Agreement with Digital Way. Pursuant to these agreements, the Company is providing certain telecommunication services to Digital Way. Digital Way intends to establish “dial around” long distance service in Lima, Peru using the Company’s services. Digital Way is partly-owned by Universal Communications Systems, Inc., a public company whose chairman and principal shareholder is Michael Zwebner. Michael Zwebner is also a director of Digital Way. Michael Zwebner and Charles Zwebner are brothers. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Management

The following table contains the names, positions and ages of the executive officers of the Company:

Name	Age	Position(s) Held
Charles Zwebner	45	Chairman, President and Chief Executive Officer
Mitchell Shore	44	Vice President of Design, Product Marketing and Advertising
Anthony Greenwood	45	Secretary
Margaret Noble	42	Vice President of Finance

Executive Compensation

The following table sets forth information about the compensation paid or accrued by the Company to the Company’s named executive officers whose aggregate compensation exceeded $100,000, for the last three completed fiscal years:

SUMMARY COMPENSATION TABLE

Long-Term Compensation
	Annual Compensation					Awards
Name and Principal Position	Year	Salary		Bonus		Securities Underlying Options	Other Compensation
Charles Zwebner – President, Chairman and Chief Executive Officer	2001 2002 2003	$ $ $	120,000 120,000 120,000	$ $ $	100,000 100,000 175,000	1,284,000 —	$	— 144,871 —	*

*	Represents guaranty/consulting fees paid to a corporation controlled by Mr. Zwebner in connection with his guaranty of the Company’s accounts receivable factoring arrangement and other services provided by Mr. Zwebner in obtaining such financing.

Employment Contracts, Terminations of Employment and Change in Control Arrangements

On September 20, 2000, the Company and its Canadian subsidiary, Yak Communications (Canada), Inc., entered into an Employment Agreement with Charles Zwebner, President and Chief Executive Officer of the Company, which provides him an annual base salary of $120,000. The Employment Agreement expires on December 31, 2003, unless terminated earlier in accordance with the provisions of the agreement. The Employment Agreement also provides for annual salary increases and bonuses as determined by our Board of Directors.

On December 21, 2000, in connection with Charles Zwebner’s employment agreement, the Company entered into a Stock Option Agreement with Charles Zwebner. Under this Stock Option Agreement, the Company granted Mr. Zwebner the option (the “Option”) to purchase up to 1,284,000 shares of our common stock (the “Option Shares”) at an exercise price of $1.558 per share. The Option expires on December 31, 2003. The Option is exercisable solely upon the occurrence of any of the following events: (i) the sale of all or substantially all of the assets of the Company; or (ii) an initial public offering of an equity security by the Company under the Securities Act of 1933, as amended. In the event that neither of these conditions to exercise is satisfied prior to the expiration of the Option or in the event of Charles Zwebner’s death or termination of his employment with the Company prior to December 31, 2003 for any reason excluding for cause, then Charles Zwebner may require that the Company purchase the Option Shares. The purchase consideration of the Option Shares shall be in stock of the Company. The number of shares to be considered shall be based upon a market value sale price of the Company as if the Company was to be sold and the value of the Option Shares would be included in the sale price.

On October 20, 2003, the Board of Directors of the Company approved the Employment Agreement between Yak Communications (Canada) Inc., a wholly owned subsidiary of the Company (“Yak Canada”), and Charles Zwebner, effective January 1, 2004 (the “Zwebner Agreement”). The Zwebner Agreement has an initial term of five years. Under the terms of the Zwebner Agreement, Mr. Zwebner is required to devote his full-time efforts to Yak Canada as President and Chief Executive Officer. The Company is required to compensate Mr. Zwebner at an annual rate of at least $300,000 effective January 1, 2004. The Company is also obligated to allow Mr. Zwebner to participate in any bonus or incentive compensation plan approved for senior management of the Company and provide medical insurance for him and his family.

The Company may terminate the Zwebner Agreement at any time in the event of his disability or for cause, each as defined in the Zwebner Agreement. Mr. Zwebner may resign from the Company at any time without penalty (other than the non-competition obligations discussed below). If the Company terminates the Zwebner Agreement for disability or cause, the Company will have no further obligations to Mr. Zwebner. If, however, the Company terminates the Zwebner Agreement other than for disability or cause, the Company must pay Mr. Zwebner two times his then applicable base salary as severance pay. If Mr. Zwebner resigns, he may not directly or indirectly compete with the Company’s business until two years after his resignation.

Option Grants in Last Fiscal Year

No stock options for the purchase of the Company’s common stock were granted and no stock options held were exercised during the fiscal year ended June 30, 2003.

The Board of Directors recommends a vote IN FAVOR OF Proposal 1 to elect the five nominees listed above. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted IN FAVOR OF Messrs. Zwebner, Greenwood, Heller, Garbacz and Grunwald.

PROPOSAL 2: AMENDMENT TO THE COMPANY’S ARTICLES OF

INCORPORATION TO CHANGE THE COMPANY’S NAME

Article First of the Company’s Articles of Incorporation sets forth the Company’s name, Yak Communications (USA), Inc. The Board of Directors recommends that the Company’s name be changed to Yak Communications Inc. The text of the proposed resolution and amendment to the Articles of Incorporation is set forth in Appendix “B” attached to this Proxy Statement.

The Board of Directors believes that it would be in the Company’s best interest to simplify the corporate name, eliminate the perception of a regional service and to facilitate more global recognition.

The Board of Directors recommends that you vote FOR this Amendment to the Articles of Incorporation.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT AUDITORS

The Board of Directors of the Company, upon recommendation of the Audit Committee, has appointed the firm Horwath Orenstein LLP to serve as independent auditors of the Company for the fiscal year ending June 30, 2004, subject to the ratification of this appointment by the stockholders of the Company.

The Board of Directors recommends that you vote FOR this Appointment of Independent Auditors.

OTHER INFORMATION

Proxy Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the officers and regular employees of the Company may solicit proxies personally or by telephone.

Other Business

The Board knows of no other matter to be presented at the meeting. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Information Concerning Auditors

Based upon the recommendation of its Audit Committee, the Board had selected the firm of Horwath Orenstein LLP as the independent auditors of the Company for the fiscal year ending June 30, 2003. The Audit Committee also made a recommendation for Horwath Orenstein LLP to serve as the independent auditors for the fiscal year ending June 30, 2004. The Company anticipates a representative from Horwath Orenstein LLP will be in attendance at the Meeting and will have an opportunity to make a statement if they so choose, and such representative will be available to respond to appropriate questions.

Aggregate fees billed to the Company for the fiscal year ended June 30, 2003 by the Company’s principal accounting firm, Horwath Orenstein LLP and their respective members and affiliates, were as follows:

Audit Fees. The aggregate fees billed by our auditors, for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2002 and 2003, along with fees for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB during that fiscal period were $45,900 for 2002 and $66,000 for 2003.

Audit Related Fees. The Company incurred aggregate fees to auditors of $12,600 for audit related fees during the two fiscal years ended June 30, 2003. These services related to the Company’s SEC and Nasdaq filings and applications and preparation of special audit reports filed with the Canadian Radio-Television and Telecommunication Commission.

Tax Fees. The aggregate fees billed by auditors for taxation compliance related services during the two fiscal years ended June 30, 2003 was $15,900.

All Other Fees. The aggregate fees billed by auditors for services rendered to the Company, other than the services covered in “Audit Fees” and for the two fiscal years ended June 30, 2003 were $53,000. These fees primarily related to non-audit acquisition services relating to the Company’s due diligence review and acquisition of Contour and Argos as well as the transaction with Convexia.

The Audit Committee believes that the services provided to the Company for such fees noted above were compatible with maintaining such principal auditor’s independence.

Deadline For Submission of Stockholder Proposals

In order for any proposal pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934 to be eligible for inclusion in the Company’s proxy materials for the 2004 Annual Meeting of Stockholders, such proposal must, in addition to meeting the stockholder eligibility and other requirements of the Securities and Exchange Commission’s rules governing such proposals, be received not later than June 2, 2004 by the President or the Secretary of the Company at the Company’s principal executive offices, 55 Town Centre Court, Suite 610, Toronto, Ontario, Canada M1P 4X4.

Additional Information

Accompanying this Proxy Statement is a copy of the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2003. The Annual Report on Form 10-KSB constitutes the Company’s Annual Report to its Stockholders for purposes of Rule 14a-3 under the Securities Exchange Act of 1934.

Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Charles Zwebner, Chief Executive Officer of the Company, at (416) 296-7111.

By Order of the Board of Directors

Charles Zwebner, Chairman of the Board, President

and Chief Executive Officer

Appendix A

YAK COMMUNICATIONS (USA), INC.

AUDIT COMMITTEE CHARTER

I.	Purpose

The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethical behavior; (ii) the Company’s auditing, accounting and financial reporting processes generally; (iii) the Company’s financial statements and other financial information provided by the Company to its stockholders, the public and others; (iv) the Company’s compliance with legal and regulatory requirements; and (v) the performance of the Company’s internal accounting department and independent auditors. Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Management and the independent auditors.

II.	Organization

The Audit Committee shall be comprised of two or more directors as determined by the Board of Directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, the National Association of Securities Dealers and any other regulatory requirements. The Committee may form and delegate authority to subcommittees when appropriate.

III.	Meetings

The Audit Committee shall meet on a quarterly basis, or more frequently as circumstances require. The Committee shall require members of Management, the internal accounting department, the independent auditors and others to attend meetings and to provide pertinent information, as necessary.

IV.	Responsibilities and Duties

In recognition of the fact that the Company’s independent auditors are ultimately accountable to the Audit Committee, the Committee shall have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for shareholder approval. The Committee shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Committee shall consult with Management but shall not delegate these responsibilities.

To fulfill its responsibilities and duties, the Audit Committee shall:

(A)	With respect to the independent auditors:

Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between Management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

Have the sole authority to (i) review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by the independent auditors and all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934 and Section 202

of the Sarbanes-Oxley Act, (ii) appoint, determine funding for, and oversee the outside auditors as set forth in Section 301 of the Sarbanes-Oxley Act, (iii) engage and determine funding for independent counsel and other advisors as set forth in Section 301 of the Sarbanes-Oxley Act, and (iv) establish procedures for complaints as set forth in Section 301 of the Sarbanes-Oxley Act. The Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act of 1934 with respect to non-audit services.

Review the performance of the Company’s independent auditors on at least an annual basis.

At least annually, obtain and review an annual report from the independent auditors describing (i) the independent auditors’ internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit, for the Company’s independent auditors has not performed audit services for the Company for each of the five previous fiscal years.

Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Securities Exchange Act of 1934.

Review, based upon the recommendation of the independent auditors and the internal accounting department, the scope and plan of the work to be done by the independent auditors for each fiscal year.

(B)	With respect to financial statements:

Review and discuss with Management, the internal accounting department and the independent auditors the Company’s quarterly financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent auditors’ review of the quarterly financial statements) prior to submission to stockholders, any governmental body, any stock exchange or the public.

Review and discuss: (i) with Management, the internal accounting department and the independent auditors the Company’s annual audited financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

Recommend to the Board of Directors, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-KSB for filing with the Securities and Exchange Commission.

Prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

(C)	Periodic and Annual Reviews:

Periodically review separately with each of Management, the independent auditors and the internal accounting department (i) any significant disagreement between Management and the independent auditors or the internal accounting department in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), and (iii) Management’s response to each.

2

Periodically discuss with the independent auditors, without Management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors, Management or the internal accounting department. Review with the independent auditors, Management and the internal accounting department, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

Review with Management, the independent auditors, the internal accounting department and the Company’s counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

Obtain and review an annual report from Management relating to the accounting principles used in preparation of the Company’s financial statements (including those policies for which Management is required to exercise discretion or judgments regarding the implementation thereof).

(D)	Discussions with Management:

Review and discuss with Management the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.

Review and discuss with Management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current of future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

Inquire about the application of the Company’s accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company’s provisions for future occurrences which may have a material impact on the financial statements of the Company.

Review and discuss with Management (i) the Company’s major financial risk exposures and the steps Management has taken to monitor and control such exposures (including Management’s risk assessment and risk management policies), and (ii) the program that Management has established to monitor compliance with its code of business ethics and conduct for directors, officers and employees.

Review and discuss with Management all disclosures made by the Company concerning any material changes in the financial condition or operations of the Company.

Obtain explanations from Management for unusual variances in the Company’s annual financial statements from year to year, and review annually the independent auditors’ letter of the recommendations to Management and Management’s response.

(E)	With respect to the internal audit function and internal controls:

Review, based upon the recommendation of the independent auditors and the head of the internal accounting department, the scope and plan of the work to be done by the internal accounting department.

3

Review and approve the appointment and replacement of the head of the internal accounting department, and review on an annual basis the performance of the internal accounting department.

In consultation with the independent auditors and the internal accounting department, (a) review the adequacy of the Company’s internal control structure and system, and the procedures designed to insure compliance with laws and regulations, and (b) discuss the responsibilities, budget and staffing needs of the internal accounting department.

Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(F)	Other:

Review and approve all related-party transactions.

Review and approve (i) any change or waiver in the Company’s code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

Establish the policy for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

Review any Management decision to seek a second opinion from independent auditors other than the Company’s regular independent auditors with respect to any significant accounting issue.

Review with Management and the independent auditors the sufficiency and quality of the internal accounting department staff and other financial and accounting personnel of the Company.

Review and reassess the adequacy of this Charter annually and recommend to the Board any changes the Committee deems appropriate.

The Committee shall conduct an annual performance evaluation.

Perform any other activities consistent with this Charter, the Company’s bylaws and governing law as the Committee or the Board deems necessary or appropriate.

V.	Resources

The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Committee.

4

Appendix B

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

YAK COMMUNICATIONS (USA), INC.

1.	The name of this corporation is Yak Communications (USA), Inc., a Florida corporation (the “Company”), whose principal office address is 55 Town Centre Court, Suite 610, Toronto, Ontario, Canada M1P 4X4.

2.	Article First, of the Articles of Incorporation of the Company is hereby deleted in its entirety and amended to read as follows:

“FIRST: The name of this corporation is Yak Communications Inc. Its principal office and business mailing address is 55 Town Centre Court, Suite 610, Toronto, Ontario, Canada M1P 4X4.”

3.	The foregoing amendment was adopted by the Unanimous Written Consent of the Board of Directors of the Company, dated October 20, 2003, and by the majority of the shareholders of the Company at the Annual Shareholders Meeting, held December 15, 2003, in accordance with the Florida Business Corporation Act.

4.	4,576,658 of the Company’s 100,000,000 authorized shares of Common Stock, no par value per share, have been issued as of the date of the adoption of the amendment and shares voted in favor of the adoption of such amendment. None of the Company’s 1,000,000 shares of Preferred Stock, no par value per share, have been issued.

IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Amendment on this              day of December, 2003.

YAK COMMUNICATIONS (USA), INC.

By:

Charles Zwebner, President

YAK COMMUNICATIONS (USA), INC.

55 TOWN CENTRE COURT, SUITE 610

TORONTO, ONTARIO, CANADA M1P 4X4

(416) 296-7111

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles Zwebner and Anthony Heller, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Yak Communications (USA), Inc. (the “Company”) held of record by the undersigned on October 20, 2003 at the Annual Meeting of Stockholders to be held on December 15, 2003, and any adjournments thereof.

This Proxy When Properly Executed Will Be Voted As Directed. If No Direction Is Given With Respect To A Particular Proposal, This Proxy Will Be Voted For Such Proposal.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

The Board of Directors recommends a vote for Proposals 1, 2, and 3.

☒	Please mark votes as in this example.

Proposal 1. Election of Directors

	FOR	WITHHELD AUTHORITY
Nominee: Charles Zwebner

Nominee: Anthony Greenwood

Nominee: Anthony Heller

Nominee: Adrian Garbacz

Nominee: Joseph Grunwald

Proposal 2. Approval of Amendment to the Company’s Articles of Incorporation to change the Company’s name to Yak Communications Inc.

FOR	AGAINST	ABSTAIN

Proposal 3. Approval of the Company’s Independent Auditors.

FOR	AGAINST	ABSTAIN

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

Mark Here for Address Change [    ] and Note new address in space provided

Signature	Date

Signature	Date

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by the President or authorized officer and indicate the signer’s office. If a partnership, please sign in the partnership name by an authorized person.